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                                                            Exhibit No. 10(b)(3)

        Amendments to the ICF Kaiser International, Inc. Employee Stock Ownership Plan

 .    The procedure for voting ICF Kaiser stock held under the Plan is clarified to provide that each participant may instruct the Trustee how to vote shares allocated to the participant's account and, if no instructions are received, the Committee will direct the Trustee how to vote the uninstructed shares.
 .    The Plan Year is changed to the calendar year.
 .    The Trustee is changed to Vanguard Fiduciary Trust Company.

     NOW, THEREFORE, BE IT RESOLVED that the Plans be and hereby are amended, as follows, effective as of March 1, 1995, except as otherwise provided herein:

1. Sections 1.2 and 1.35 are amended by substituting "December" for "February", and by adding at the end of Section 1.35:

There shall be a short Plan Year beginning March 1, 1995 and ending December 31, 1995.

2. A new Section 1.36 is added, effective December 12, 1994, and Sections 1.36 through 1.48 are renumbered accordingly, to provide:

1.36 "Qualified Military Service" shall mean qualified military service as defined in (S)414(u) of the Code.

3. Section 1.47 is amended, effective August 31, 1995, by substituting "Vanguard Fiduciary Trust Company" for the named individual trustees.

4. Section 1.48 is deleted in its entirety, and the following language is substituted therefor, effective August 31, 1995:

1.48 "Valuation Date" shall mean the most current date with respect to which the Trustee determines the fair value of the assets comprising the Trust or any portion thereof, in accordance with the Trustee's procedures, as they may be amended from time to time, provided, however, that a Valuation Date shall occur at least once per Plan Year. Under current procedures, a Valuation Date generally occurs on each business day of the Trustee.

5. A new Section 2.7 is added, effective December 12, 1994, to provide as follows:

2.7  Qualified Military Service.  Notwithstanding any provision of this Plan to
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the contrary, contributions, benefits and service credit with respect to
Qualified Military Service will be provided in accordance with (S)414(u) of the Code.

6.   Section 4.1 is amended by adding at the end thereof:

When a contribution is made in a form other than cash, until such contribution is reduced to cash, a Participant's Account shall contain an allocable share of such contribution, provided that an allocation of Company Stock shall be in whole shares, with the value of any fractional shares to be allocated in cash.

7. Section 7.1 is amended by deleting the phrase "including fractional shares" in the first sentence thereof.

8.   Section 7.3 is amended by adding the following language at the end thereof:

Notwithstanding any other provision of the Plan, the Trustee may credit the contribution for a Plan Year as of the date such contribution is actually received by the Trustee, subject to any required approval by the Internal
Revenue Service.
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9.  Section 8.4(a) is amended, effective August 31, 1995, by deleting the second sentence thereof and substituting the following language therefor:

The Vested portion of a Participant's Account shall be computed as soon as practicable after receipt of authorized distribution instructions, as of the applicable Valuation Date under the Trustee's procedures, as they may be amended from time to time, provided that the Participant's Vested benefit may not be paid without the written consent of the Participant and his spouse, if any, if the present value of his accrued benefit exceeds, or at the time of any prior distribution exceeded, $3,500.

10. Section 9.7 is amended by deleting the last sentence of subsection (a) thereof and substituting the following therefor:

In the absence of receipt of such written direction from the Participant with respect to any such shares within 3 business days before the exercise of any shareholder rights, the Committee, in its sole discretion, shall direct the Trustee how to vote such shares, and the Trustee shall vote such shares in accordance with the directions of the Committee.

11. Section 9.7(d) is deleted in its entirety and the following language is substituted therefor:

To the extent required by the Department of Labor Regulations under (S) 404(c), each Participant shall be entitled to direct the exercise of rights other than voting rights (such as, for example, acceptance or rejection of a tender offer or a conversion privilege) with respect to Company Stock in his Account in the same manner as prescribed in this Section. In the absence of receipt of such written direction from the Participant with respect to any such shares within 3 business days before the exercise of any shareholder rights, the Committee, in its sole discretion, shall direct the Trustee how to exercise such shareholder rights and the Trustee shall exercise such shareholder rights shares in accordance with the directions of the Committee.